UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2021 (October 26, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 26, 2021, Gray Television, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that a special purpose wholly owned subsidiary of the Company priced an offering of $1,300.0 million aggregate principal amount of 5.375% senior notes due 2031 (the “Notes”), pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The notes are being offered to finance, together with cash on hand and anticipated borrowings under the Company’s senior credit facility, the Company’s pending merger with Meredith Corporation (“Meredith”), pursuant to which the Company will acquire Meredith’s local media group, immediately after and subject to Meredith’s spin-off of its national media group to the Meredith shareholders (the “Meredith Merger”), which was previously announced on May 3, 2021 and is expected to close in December 2021. If the Meredith Merger is consummated and certain other conditions are satisfied, the net proceeds from this offering of Notes will be released from escrow to fund the Meredith Merger, the issuer of the Notes will merge with and into the Company and the Company will become the primary obligor under the notes. A copy of the Pricing Press Release, which was issued in connection with the pricing of this offering of Notes and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the Pricing Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes and the related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued by Gray Television, Inc., on October 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

October 26, 2021	By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer